UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2007 (August 3, 2007)

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

Under a limited partnership agreement effective on August 3, 2007, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a 70% indirect ownership interest in Behringer Harvard Frisco Square LP (“BH Frisco Square”) through Behringer Harvard Frisco Square Investor, LLC (“BH Frisco Square Investor”) and Behringer Harvard Frisco Square GP, LLC (“BH Frisco Square GP” and together with BH Frisco Square Investor, the “BH Frisco Square Entities”) which are wholly-owned subsidiaries of Behringer Harvard Opportunity OP I, LP, our operating partnership (“Behringer Harvard Opportunity OP I”).  BH Frisco Square is the sole member of four wholly-owned entities, BHFS I, LLC, BHFS II, LLC, BHFS III, LLC and BHFS IV, LLC, which collectively own fee simple interests in an approximately 48-acre portion (“Frisco Square”) of Frisco Square, a master-planned development in Frisco, Texas.  Frisco Square currently includes approximately 43,500 square feet of office space, 114 high-end multifamily units, and approximately 57,000 square feet of retail and restaurant space.  Currently under construction is an approximately 48,000 square-foot office building with approximately 16,000 square feet reserved for retail space.  The aggregate initial capital obligation for our 70% ownership interest in BH Frisco Square is approximately $15.5 million and was paid from proceeds of our offering of common stock to the public, of which 99.9% was contributed by BH Frisco Square Investor and 0.1% was contributed by BH Frisco Square GP

BH Frisco Square Investor holds a 69.9% limited partnership interest in BH Frisco Square, BH Frisco Square GP holds a 0.1% general partnership interest in BH Frisco Square, and the remaining 30% of the limited partnership interests in BH Frisco Square are held by unaffiliated third parties (the “FS Entities”) as follows:  Frisco Square Land, Ltd. holds a 5.36% limited partnership interest, Frisco Square Properties, Ltd. holds a 2.68% limited partnership interest, Frisco Square B1-6, F1-11, Ltd. holds a 10.08% limited partnership interest and Frisco Square B1-7, F1-10, Ltd. holds an 11.88% limited partnership interest.  The FS Entities’ aggregate initial capital contribution for their 30% ownership interest was approximately $6.6 million and was satisfied by the transfer by the FS Entities of their fee simple interests in Frisco Square to BH Frisco Square pursuant to a contribution agreement between the FS Entities and BH Frisco Square.  Each of the partners of BH Frisco Square has agreed to make additional development contributions to pay for anticipated development costs.  Further additional capital contributions from the partners may be required to satisfy future operating needs.

BH Frisco Square GP is authorized to make decisions and to act on behalf of BH Frisco Square in the ordinary course of business; however, certain major decisions (as defined in the limited partnership agreement) require approval by the BH Frisco Square Investor and the FS Entities.

BHFS I, LLC assumed Frisco Square Land, Ltd.’s outstanding borrowing of approximately $21.1 million under a loan agreement (the “Frisco Square Comerica Loan Assumption Agreement”) with Comerica.  BHFS II, LLC assumed Frisco Square B1-7, F1-10, Ltd.’s outstanding borrowing of approximately $8.8 million under a loan agreement (the “Frisco Square FNBO Loan Assumption Agreement”) with First National Bank of Omaha.  BHFS III, LLC assumed Frisco Square F1-1 Ltd.’s (a wholly-owned subsidiary of Frisco Square Properties, Ltd.) outstanding borrowing of $1,000 under a loan agreement (the “Frisco Square Compass Loan Assumption Agreement”) with Compass Bank.  For a description of the assumption of these loans, see Item 2.03 below.  In addition, Behringer Harvard Opportunity OP I made a bridge loan to BHFS IV, LLC in the amount of approximately $20.1 million at an annual interest rate of 10%, which was used to retire certain debt from Citibank encumbering a portion of Frisco Square and which is secured by a portion of the property.  Permanent third party financing will be obtained as soon as is commercially reasonable (which shall be no later than February 3, 2008) and will be used to repay this bridge loan.

The amount of contributed capital for the transaction was determined through negotiations between the FS Entities and Behringer Harvard Opportunity Advisors I, LLC (“Behringer Harvard Opportunity Advisors I”), our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the FS Entities.  In evaluating Frisco Square as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall analysis of market rental rates, expected capital expenditures, costs of physical maintenance, location, environmental issues and demographics.  Our advisor believes that Frisco Square is well located, has acceptable roadway access, attracts high quality tenants, is well maintained, adequately insured and has been professionally managed.

Distributions of available cash from operations from BH Frisco Square are to be made on a quarterly basis first to the partners in proportion to their additional capital contributions until they have received the return of their additional capital contributions, plus an internal rate of return of 25%.  Second, distributions are to be made to the BH Frisco Square Entities until they have received a return of their initial capital contributions, plus an internal rate of return of 21.5%.  Third, distributions are to be made to the FS Entities until they have received a return of their initial capital contributions, plus an internal rate of return of 21.5%.  Fourth, distributions are to be made to the partners in proportion to their additional development contributions until they have received the return of their additional development contributions, plus an internal rate of return of 21.5%.  Thereafter, distributions are to be made in the following percentages:  50% to the BH Frisco Square Entities and 50% to the FS Entities.  These pro rata distributions assume that no partner’s capital account has been diluted by failure to make any additional capital contributions or additional development contributions that would change the respective percentages.

BH Frisco Square has entered into a development agreement with Frisco Square Development, Ltd. (the “Frisco Square Developer”), an affiliate of the FS Entities, to perform development services in respect of a 67,528 square foot building, consisting of 47,930 rentable square feet of office space and 14,906 rentable square feet of retail space (“Frisco Square Phase I”), pursuant to which the Frisco Square Developer will receive an aggregate development fee of 3% of the designated construction costs of developing Frisco Square Phase I.  The development fee may be reduced if the Frisco Square Developer does not perform its services in accordance with certain budget and completion requirements.  BH Frisco Square has also entered into a master development agreement with the Frisco Square Developer under which development services may be performed in connection with additional phases of development.

Frisco Square Development, Ltd. (the “Frisco Square Property Manager”), an affiliate of the FS Entities has the right to manage, operate, lease and promote the office/retail and multifamily components of Frisco Square under separate agreements between HPT Management Services LP (“HPT Management”), our affiliate, and the Frisco Square Property Manager.  As compensation under the office/retail management agreement, HPT Management receives a management fee equal to 4.5% of the monthly office/retail gross revenues of Frisco Square, reduced by its agreement with Frisco Square Property Manager for a fee equal to 3% of the monthly office/retail gross revenues of Frisco Square.  HPT Management will receive a management fee equal to 4.5% of the monthly gross revenues of the multifamily component of Frisco Square, reduced by a subcontract with Lincoln Properties, an unaffiliated third party, for a monthly fee equal to the greater of 4% of the monthly gross collections of the multifamily component or $2,500.

BH Frisco Square has agreed to pay Behringer Harvard Opportunity Advisors I and Fairways Equities, an affiliate of the FS Entities, an annual asset management fee equal to 0.75% of the total amount invested in the partnership by the BH Frisco Square Entities and the FS Entities pro rata based on their respective debt and equity interests.

Also, BH Frisco Square has agreed to pay Behringer Harvard Opportunity Advisors I a disposition fee equal to 1% of the gross selling price, which is to be paid out of the proceeds of any future sale of all or part of Frisco Square.

In addition, BH Frisco Square has agreed to pay to Behringer Harvard Opportunity Advisors I a fee upon the initial funding of any project financing equal to 1% of the loan amount out of which Behringer Harvard Opportunity Advisors I shall pay up to 0.5% of the initial loan amount for any additional broker’s fee.

Regus Group North Dallas d/b/a CEO Frisco Square (“Regus”), offering executive suites, leases approximately 17,000 square feet of office space in Frisco Square for an annual base rent of approximately $415,000 under a lease that expires in March 2014.   Regus holds two 5-year renewal options under this lease.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 3, 2007, BHFS I, LLC assumed Frisco Square Land, Ltd.’s outstanding borrowings of $21,115,280 pursuant to the Frisco Square Comerica Loan Assumption Agreement.  The interest rate under the loan, at the election of the borrower, is either the Prime Rate plus 0.25% or the Eurodollar Rate plus 3.00%.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, December 3, 2007.  Prepayment is permitted at any time subject to the expiration of any applicable Eurodollar interest period.  In addition, we have guaranteed payment of the debt under the Frisco Square Comerica Loan Assumption Agreement with our liability limited to $14,780,696 of the principal outstanding plus interest and costs.

On August 3, 2007, BHFS II, LLC assumed Frisco Square B1-7, F1-10, Ltd.’s outstanding borrowings of $8,841,600 pursuant to the Frisco Square FNBO Loan Assumption Agreement.  There are two notes being assumed under the loan:  the F1-10 Note in the original amount of $8,406,000 and the B1-7 Note in the original amount of $533,725.  The interest rate under the F1-10 Note is Prime plus 1.0%.  The interest rate under the B1-7 Note is Prime plus 3.00%.  Monthly payments of interest only are required under both notes. The maturity date of the F1-10 Note is November 6, 2007.  The maturity date of the B1-7 note is on demand.  Either note may be prepaid without penalty or premium.  In addition, we have guaranteed payment of the debt under the Frisco Square FNBO Loan

Assumption Agreement with our liability limited to 70% of the outstanding liabilities, plus all out of pocket costs of collection incurred in enforcing this guaranty.

On August 3, 2007, BHFS III, LLC assumed Frisco Square F1-1 Ltd.’s outstanding borrowing of $1,000 pursuant to the Frisco Square Compass Loan Assumption Agreement.  The interest rate under the loan, at the election of the borrower, is either the Prime Rate or an interest rate based on LIBOR.  Monthly payments of interest only are required with any remaining balance payable at the maturity date, March 8, 2009.  As of August 3, 2007, $8,888,000 of the loan proceeds remains available for disbursement.  If the borrower exercises its right to an extension, payments of principal will become due.  Prepayment is allowed without penalty or premium.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before October 19, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)   Pro Forma Financial Information.

See Paragraph (a) above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: August 9, 2007	By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer